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                                  EXHIBIT 24.5

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Bart C. Shuldman his true and lawful attorney-in-fact, and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 (the "Registration Statement") of TransAct Technologies Incorporated (the "Company") relating to the common stock of the Company and any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: June 18, 2004

                                                 /s/ Steven A. DeMartino
                                                 -------------------------------
                                                 Steven A. DeMartino

                                     II-13